                              Exhibit 23(d)(2)(ww)
          Form of Sub-Advisory Agreement for Protected Principal Stock

                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     AEGON/TRANSAMERICA FUND ADVISERS, INC.
                                       AND
                        GATEWAY INVESTMENT ADVISERS, L.P.

         SUB-ADVISORY AGREEMENT, made as of the 1st day of March, 2002, between AEGON/Transamerica Fund Advisers, Inc. ("Investment Adviser"), a corporation organized and existing under the laws of the State of Florida, and Gateway Investment Advisers, L.P. ("Sub-Adviser"), a Limited Partnership organized and existing under the laws of the State of Delaware.

         WHEREAS, the Investment Adviser acts as an investment adviser to IDEX Mutual Funds ("IDEX"), a Massachusetts business trust which is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), pursuant to an investment advisory agreement dated March 1, 2002 (the "Advisory Agreement");

         WHEREAS, IDEX is authorized to issue shares of IDEX Protected Principal Stock (the "Fund"), a separate series of IDEX;

         WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

         WHEREAS, the Investment Adviser desires to retain the Sub-Adviser as sub-adviser to furnish certain investment advisory services to the Investment Adviser with respect to the Fund and the Sub-Adviser is willing to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

         1.       APPOINTMENT.

         Investment Adviser hereby appoints the Sub-Adviser as its investment sub-adviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2.       DUTIES OF THE SUB-ADVISER.

                  A. Investment Sub-Advisory Services. Subject to the supervision of the IDEX Board of Trustees ("Board") and the Investment Adviser, the Sub-Adviser shall act as the investment sub-adviser and shall supervise and direct the investments of the Fund in accordance with the Fund's investment objective, policies, and restrictions as provided in the IDEX Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as directed by the appropriate officers of the Investment

Adviser or IDEX by notice in writing to the Sub-Adviser. The Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Fund in a manner consistent with the Fund's investment objective, policies, and restrictions. In furtherance of this duty, the Sub-Adviser, on behalf of the Fund, is authorized, in its discretion and without prior consultation with the Fund or the Investment Adviser, to:

         (1) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, options, bonds and other securities or assets; and

         (2) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select.

                  B. Additional Duties of Sub-Adviser. In addition to the above, Sub-Adviser shall:

         (1) furnish continuous investment information, advice and recommendations to IDEX as to the acquisition, holding or disposition of any or all of the securities or other assets which the Fund may own or contemplate acquiring from time to time;

         (2) cause its officers to attend meetings of IDEX and furnish oral or written reports, as IDEX may reasonably require, in order to keep IDEX and its officers and Board fully informed as to the condition of the investment securities of the Fund, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations; and

         (3) furnish such statistical and analytical information and reports as may reasonably be required by IDEX from time to time.

                  C. Further Duties of Sub-Adviser. In all matters relating to the performance of this Agreement, the Sub-Adviser shall act in conformity with the IDEX Restatement of Declaration of Trust and By-Laws, as each may be amended or supplemented, and currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and the Investment Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations.

         3.       COMPENSATION.

         For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall receive monthly: (i) an investment management fee as specified in Schedule A of this Agreement, (ii) less 50% of any amount reimbursed to the Fund by the Investment Adviser pursuant to Section 4(c) of the Investment Advisory Agreement. Should the amount of any such reimbursement be greater than the Sub-Adviser's compensation expressed in this section, such amount shall be paid by the Investment Adviser and will be deducted against any subsequent Sub-Adviser compensation, provided at no point shall the Sub-Adviser be responsible for any such reimbursement that exceeds its total compensation hereunder. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the pro-ration which such period bears to the full month in which such effectiveness or termination occurs.

         4.       DUTIES OF THE INVESTMENT ADVISER.

                  A. The Investment Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement. Notwithstanding the Advisory Agreement, the Sub-Adviser has the authority to buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets on behalf of the Fund.

                  B. The Investment Adviser has furnished the Sub-Adviser with copies of each of the following documents and will furnish to the Sub-Adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

                  (1) The IDEX Restatement of Declaration of Trust, as filed with the State of Massachusetts, as in effect on the date hereof and as amended from time to time ("Trust");

                  (2) The By-Laws of IDEX as in effect on the date hereof and as amended from time to time ("By-Laws");

                  (3) Certified resolutions of the Board of IDEX authorizing the appointment of the Investment Adviser and the Sub-Adviser and approving the form of the Advisory Agreement and this Agreement;

                  (4) The IDEX Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") relating to the Fund and its shares and all amendments thereto ("Registration Statement");

                  (5) The IDEX Prospectus (as defined above);

                  (6) A certified copy of any publicly available financial statement or report prepared for IDEX by certified or independent public accountants, and copies of any financial statements or reports made by the Fund to its shareholders or to any governmental body or securities exchange;

                  (7) The Investment Advisory Agreement.

         The Investment Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

                  C. During the term of this Agreement, the Investment Adviser shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Fund, the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser in any way, at least 15 days prior to the use thereof, and the Investment Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing fifteen business days (or such other time as may be mutually agreed) after receipt thereof. This Paragraph C shall survive the termination of this Agreement.

         5.       BROKERAGE.

                  A. The Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of the Fund, the Sub-Adviser may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). Pursuant to such factors the Sub-Adviser may utilize one or more of its affiliates as broker for transactions for the Fund. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rule and regulations thereunder.

                  B. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund, as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

                  C. In addition to the foregoing, the Sub-Adviser agrees that orders with broker-dealers for the purchase or sale of portfolio securities by the Fund shall be placed in accordance with the standards set forth in the Advisory Agreement.

         6.       OWNERSHIP OF RECORDS.

         The Sub-Adviser shall maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of IDEX. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees: (i) that all records that it maintains for the Fund are the property of IDEX, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act and (iii) agrees to surrender promptly to IDEX any records that it maintains for the Fund upon request by IDEX; provided, however, the Sub-Adviser may retain copies of such records.

         7.       REPORTS.

         The Sub-Adviser shall furnish to the Board or the Investment Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Sub-Adviser and the Board or the Investment Adviser, as appropriate, may mutually agree upon from time to time.

         8.       PROXIES.

         The Sub-Adviser shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time in accordance with its policies on proxy voting, and Investment Adviser shall arrange for the custodian of the Fund to forward copies of all proxies and shareholder communications relating the Fund asset to Sub-Adviser or Sub-Adviser's designated proxy agent.

         9.       SERVICES TO OTHER CLIENTS.

         Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Sub-Adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Sub-Adviser, who may also be a director, officer, or employee of IDEX, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         10.      SUB-ADVISER'S USE OF THE SERVICES OF OTHERS.

         The Sub-Adviser may (at its cost except as contemplated by Section 5 of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as the Sub-Adviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Sub-Adviser, as appropriate, or in the discharge of Sub-Adviser's overall responsibilities with respect to the other accounts that it serves as investment manager or counselor, provided that the Sub-Adviser shall at all times retain responsibility for making investment recommendations with respect to the Fund.

         11.      INDEMNIFICATION.

         The Sub-Adviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Fund or its shareholders, or the Adviser, to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement

("disabling conduct"). The Adviser will indemnify the Sub-Adviser against, and hold harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amount paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from disabling conduct by the Sub-Adviser. The Sub-Adviser shall be entitled to advances from the Adviser for payment of reasonable expenses incurred in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law.

         12.      REPRESENTATIONS OF SUB-ADVISER.

         The Sub-Adviser represents, warrants, and agrees as follows:

                  A. The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 (a) of the 1940 Act or otherwise.

                  B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Investment Adviser and IDEX with a copy of such code of ethics, together with evidence of its adoption.

                  C. The Sub-Adviser has provided the Investment Adviser and IDEX with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Investment Adviser.

         13.      REPRESENTATIONS OF INVESTMENT ADVISER.

         The Investment Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing investment advisory services to the Fund; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, or the applicable licensing requirements for the use of any trademarks necessary to be met in order to perform investment advisory services for the Fund; and (v) will immediately notify the Sub-Adviser of the occurrence of any event that would disqualify the Investment Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         14.      GATEWAY NAME.

         It is understood and hereby agreed that the word "Gateway" is the property of the Sub-Adviser for copyright and other purposes. The Investment Adviser further agrees that the word "Gateway" may freely be used by the Sub-Adviser for other investment companies, entities or products. The Investment Adviser further agrees that, in the event of termination of this Agreement, both the Investment Adviser and the Fund shall promptly take all necessary and appropriate action to cease all use of the word "Gateway"; provided, however, that the Investment Adviser and the Fund may continue to use the word "Gateway" if the Sub-Adviser consents in writing to such use.

         15.      TERM OF AGREEMENT.

         This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting of the Board called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding voting securities. Unless sooner terminated as provided herein, this Agreement shall continue in effect for an initial term ending April 30, 2003. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Fund, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually
(a) by either the Board, or by vote of a majority of the outstanding voting securities of the Fund; and (b) in either event, by the vote, cast in person at a meeting of the Board called for the purpose of voting on such approval, of a majority of the members of the Board who are not parties to this Agreement or interested persons of any such party. The Sub-Adviser shall furnish to IDEX, promptly upon its request such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

         16.      NOTICES.

         Any notice shall be sufficiently given when sent by certified U.S. mail, national expenses deliver service, or facsimile to the parties at the address below:

         If to IDEX:

                  IDEX Mutual Funds
                  570 Carillon Parkway
                  St. Petersburg, FL  33716
                  Attn: John K. Carter, Esq.
                  Telephone: (727) 299-1824
                  Fax: (727) 299-1641

         If to the Investment Adviser:

                  AEGON/Transamerica Fund Advisers, Inc.
                  570 Carillon Parkway
                  St. Petersburg, FL  33716
                  Attn: John K. Carter, Esq.
                  Telephone: (727) 299-1824
                  Fax: (727) 299-1641

         If to the Sub-Adviser:

                  Gateway Investment Advisers, L.P.
                  Rookwood Tower
                  3805 Edwards Road, Suite 600
                  Cincinnati, OH  45209
                  Attn: Geoffrey Keenan
                  Telephone: (513) 719-1100

         17.      TERMINATION OF AGREEMENT.

         Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund, or per the terms of the exemptive order - Release No. 23379 - under Section 6(c) of the Act from
Section 15(a) and Rule 18f-2 under the Act, on at least 60 days' prior written notice to the Sub-Adviser. This Agreement may also be terminated by the Investment Adviser: (i) on at least 60 days' prior written notice to the Sub-Adviser, without the payment of any penalty; or (ii) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement. The Sub-Adviser may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days' prior notice to the Investment Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

         18.      AMENDMENT OF AGREEMENT.

         No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Fund's outstanding voting securities, unless otherwise permitted in accordance with the 1940 Act.

         19.      MISCELLANEOUS.

                  A. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  B. Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  C. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

                  D. Interpretation. Nothing herein contained shall be deemed to require IDEX to take any action contrary to its Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of IDEX.

                  E. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless the Investment Adviser and the Sub-Adviser agree to the contrary.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


ATTEST:                                AEGON/TRANSAMERICA FUND ADVISERS, INC.


                                       By:
------------------------------------      -------------------------------------
John K. Carter                            Thomas R. Moriarty
Vice President, General Counsel,          Executive Vice President
Compliance Officer & Secretary


ATTEST                                 GATEWAY INVESTMENT ADVISERS, L.P.


                                       By
------------------------------------          ---------------------------------
Name:                                    Name:

Title:                                   Title:

                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

--------------------------------------------------------------------------------------------------------------
                FUND                            SUB-ADVISER COMPENSATION               TERMINATION DATE
--------------------------------------------------------------------------------------------------------------
IDEX PROTECTED PRINCIPAL STOCK           0.40% of the first $100 million of the         April 30, 2003
                                          Fund's average daily net assets; and
                                         37.5% of the Fund's average daily net
                                           assets in excess of $100 million.
--------------------------------------------------------------------------------------------------------------